Exhibit 99.1

VALLEY VIEW TRANSMISSION, LLC

AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED
DECEMBER 31, 2010

VALLEY VIEW TRANSMISSION, LLC

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITOR’S REPORT

AUDITED FINANCIAL STATEMENTS

Balance Sheet	1

Statement of Operations	2

Statement of Cash Flows	3

Notes to Financial Statements	4

INDEPENDENT AUDITOR'S REPORT

To the Members of
Valley View Transmission, LLC

We have audited the accompanying balance sheet of Valley View Transmission, LLC as of December 31, 2010, and the related statements of income, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley View Transmission, LLC as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Hoffman & Brobst, PLLP

Hoffman & Brobst, PLLP
Certified Public Accountants
Marshall, Minnesota

March 20, 2012

VALLEY VIEW TRANSMISSION, LLC
BALANCE SHEET
DECEMBER 31, 2010

ASSETS	
CURRENT ASSETS	
Cash	$ 2,394
TOTAL CURRENT ASSETS	**2,394**
PROPERTY AND EQUIPMENT (Net)	**3,729,198**
OTHER ASSETS	
Deferred Loan Financing Costs	40,660
Restricted Cash	59,508
TOTAL OTHER ASSETS	**100,168**
TOTAL ASSETS	**$ 3,831,760**
LIABILITIES AND MEMBERS' CAPITAL	
CURRENT LIABILITIES	
Accounts Payable	$ 1,925
Construction Payable	3,408,818
TOTAL CURRENT LIABILITIES	**3,410,743**
MEMBERS' CAPITAL	**421,017**
TOTAL LIABILITIES AND MEMBERS' CAPITAL	**$ 3,831,760**

The accompanying notes are an integral part of these statements.

VALLEY VIEW TRANSMISSION, LLC
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

REVENUE	$ -
OPERATING EXPENSES	
Legal Fees	4,315
INCOME (LOSS) FROM OPERATIONS	(4,315)
OTHER INCOME	
Interest Income	144
NET INCOME (LOSS)	(4,171)
MEMBERS' CAPITAL, BEGINNING	362,688
ADD: CAPITAL CONTRIBUTED	62,500
MEMBERS' CAPITAL, ENDING	$ 421,017

The accompanying notes are an integral part of these statements.

VALLEY VIEW TRANSMISSION, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES		
Cash Paid to Suppliers	$	(2,246)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		**(2,246)**
CASH FLOWS FROM INVESTING ACTIVITIES		
Increase in Restricted Cash		(59,508)
NET CASH USED IN INVESTING ACTIVITIES		**(59,508)**
CASH FLOWS FROM FINANCING ACTIVITIES		
Capital Contribution to Valley View Transmission		62,500
Payments for Loan Costs		(40,660)
Proceeds from Construction Payable		40,811
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES		**62,651**
NET DECREASE IN CASH		**897**
CASH BEGINNING OF THE PERIOD		**1,497**
CASH END OF THE PERIOD	**$**	**2,394**
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		
Net Income (Loss)	$	(4,171)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:		
Increase (Decrease) in:		
Accounts Payable		1,925
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	**$**	**(2,246)**
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES		
Turbine Expenses Directly Financed by Construction Payable	**$**	3,368,007

The accompanying notes are an integral part of these statements.

NATURE OF BUSINESS

Valley View Transmission, LLC was formed to construct and operate a 10 megawatt wind powered electric generating facility near Chandler in southwest Minnesota. The facility consists of five Gamesa G87 2.0 MW wind turbines. As of December 31, 2010, the facility was under construction and the facility ultimately became operational in November 2011.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The LLC uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

CASH AND CASH EQUIVALENTS

For the purposes of presenting cash flows, investments with original maturities of three months or less are considered to be cash equivalents.

REVENUE RECOGNITION

The LLC recognizes and records revenues when earned.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance, and repairs, which do not improve or extend the life of the respective assets, are expensed currently. When items are sold or otherwise disposed of, the cost and accumulated depreciation of such items are removed from the accounts. Gains and losses from the sale or abandonment of such items are realized in the period in which the disposal occurred.

Depreciation of property and equipment is calculated using the straight-line method of depreciation over the estimated useful lives of the assets, which is 20 years. As of December 31, 2010, property and equipment consist entirely of construction in progress.

DEFERRED LOAN FINANCING COSTS

Deferred loan financing costs represent fees associated with the acquisition of construction financing that was not put into place until March 2011. These costs will be amortized using the straight-line method over the life of the loan. Loan fees are recorded at net of accumulated amortization.

INCOME TAXES

The LLC is organized as a limited liability company under the state of Minnesota statutes. This type of organization is taxed as a partnership for federal and state income tax purposes. Under these provisions of partnership taxation, the LLC's members are taxed individually on their share of the LLC's net income or loss. The allocation of net income or loss and tax credits is based upon the allocation percentages in the various Company Member Control Agreements.

In accordance with FASB ASC 740, the Company must recognize the tax effects of any uncertain tax positions it may adopt, if the position taken is more likely than not sustainable. If a tax position meets such criteria, the tax effect to be recognized by the Company would be the largest amount of benefit with more than a 50% chance of being realized upon settlement. The Company has determined that there are no uncertain tax positions adopted that meet this criteria. Tax years that remain subject to examination by major tax jurisdictions include the current year and two preceding years.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

LIMITED LIABILITY COMPANY

As a limited liability company, each member's liability is limited to amounts reflected in their respective member accounts plus any debt for which a personal guarantee has been given.

CREDIT RISK

The LLC maintains bank deposits which may be at times in excess of FDIC insurance coverage. A potential loss exposure exists to the extent of any deposits in excess of federally insured limits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The LLC's accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adhere to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The LLC has adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

- Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the LLC has the ability to access at the measurement date.
- Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
- Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Except for those assets and liabilities which are required by authoritative accounting guidance to be recorded at fair value in our balance sheets, the LLC has elected not to record any other assets or liabilities at fair value. No events occurred during the year ended December 31, 2010 that required adjustment to the recognized balances of assets or liabilities, which are recorded at fair value on a nonrecurring basis.

The carrying amount of the LLC's cash, restricted cash and accounts payable approximate fair value because of the short maturities of these instruments.

2. RESTRICTED CASH

Restricted cash includes deposits held in bank accounts under the control by the lender or the power purchaser for which the use of funds, as required by financing agreements, is restricted to meet specific project obligations.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of construction in progress and is summarized as follows:

	Cost	Accumulated Depreciation	Net Property And Equipment
Construction in Progress	$ 3,729,198	$ -	$ 3,729,198

4. LOAN COSTS

Loan costs of $40,660 net of accumulated amortization of $-0- as of December 31, 2010 have been capitalized and will be amortized over the term of the loan. The estimated amortization of the remaining asset balance for the next five years is as follows: $2,711 annually for the years ended December 31, 2011 through 2015.

5. ASSET RETIREMENT OBLIGATIONS

At the time the turbines are retired the LLC has legally required asset retirement obligations related to their electric transmission systems. These retirement obligations are pursuant to land lease agreements and are only required if they discontinue their utility service under such agreements. Accordingly, it is not possible to estimate a time period when these obligations could be settled and therefore, a value for the cost of these obligations cannot be measured at this time.

6. SUBSEQUENT EVENTS

In January 2011, the LLC issued a note payable to Juhl Energy Development Inc. for $4,200,000 with an interest rate of 8.00%. The construction payable was converted to this note arrangement at that time. During 2011, additional expenses were incurred in relation to the construction of the turbines. In December 2011, a payment of $2,300,000 was made and $1,872,430 was converted from the construction note to equity.

In January 2011, the LLC entered into Turbine Supply Agreement with Gamesa Wind US LLC. Per the agreement, Valley View Transmission, LLC has agreed to guarantee Gamesa Wind US LLC the full and proper payment of any and all monies and other sums, which the LLC is obligated to pay Gamesa Wind US LLC under the Turbine Supply Agreement.

In February 2011, the LLC entered into an Amended and Restated Operating and Member Control Agreement with Valley View Wind Investors, LLC and Valley View Wind Holdings, LLC to manage the wind turbine on an ongoing basis.

In March 2011, the LLC entered into an Administrative Services Agreement with Juhl Energy Services, Inc. Per the agreement, Juhl Energy Services, Inc. will administer and oversee the Company's rights and obligations with respect to its agreements with third parties for the development, operation, management and administration of its Project. The management fee will be the amount equal to the 5% of the aggregate gross revenue of the Company for each year of the Term.

In March 2011, the LLC entered into a Balance of Plant maintenance agreement with Juhl Energy Services, Inc. The contract calls for quarterly payments payable in advance. These payments will be adjusted annually based on the percentage change, if any, in the Gross Domestic Product.

Valley View Transmission, LLC entered into three Land Lease and Wind Easements with landholders of the real estate where the turbines are constructed. These agreements are for duration of 25 years from the Commencement Date. Once the facility became operation in November 2011, the landholders received their initial payment.

6. SUBSEQUENT EVENTS (Cont'd)

Valley View Transmission, LLC entered into a substation lease agreement with landowners who provided rights to the real estate used for the substation. This agreement is for the duration of 30 years.

Valley View Transmission, LLC entered into Wind Generation Purchase Agreement with Northern States Power (a subsidiary of Xcel Energy), whereby Xcel Energy agrees to purchase and Valley View Transmission, LLC agrees to sell all the electricity produced by the facility at a predetermined guaranteed price through the next 20 years commencing on November 30, 2011.

The LLC experienced damage to the transformer at the substation due to force majeure weather event in 2011. The damage was submitted as an insurance claim and the LLC received proceeds which included approximately $250,000 for the repair of the transformer and $551,000 for business interruption.

The LLC collected the U.S. Treasury 1603 cash grant of $6,284,476 in March 2012. The proceeds were used to repay construction financing on the project.

Once the Valley View Transmission, LLC became commercial, the restricted cash account requirement was released from Northern States Power Company and the cash was paid back to the local owners.

7. DATE OF MANAGEMENT REVIEW

Management has evaluated subsequent events through March 20, 2012 for potential disclosure. This is the date the financial statements were available to be issued.